Exhibit 3.11

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

REVLON INTERNATIONAL CORPORATION

Revlon International Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “GCL”), does hereby certify as follows:

(1)      The present name of the Corporation is Revlon International Corporation. The Corporation was originally incorporated under the name “C-R Trading Corporation”, and its original certificate of incorporation was filed with the office of the Secretary of State of the State of Delaware on August 23, 1963.

(2)      This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 228, 242, and 245 of the GCL.

(3)      This Amended and Restated Certificate of Incorporation restates and integrates and further amends the certificate of incorporation of the Corporation, as heretofore amended, supplemented and/or restated (the “Certificate of Incorporation”).

(4)      The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

FIRST:           The name of the Corporation is REVLON INTERNATIONAL CORPORATION.

SECOND:      The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, Wilmington, Delaware, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

THIRD:          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the GCL as set forth in Title 8 of the GCL.

FOURTH:      The total number of shares of capital stock that the Corporation shall have authority to issue is 2,400 shares of Common Stock, no par value.

FIFTH:          The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1)      The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)      The directors shall have concurrent power with the stockholders to adopt, amend, or repeal the By-Laws of the Corporation.

(3)      The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4)      No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this subsection (4) to Article FIFTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5)      In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject nevertheless, to the provisions of the GCL, this Amended and Restated Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors that would have been valid if such By-Laws had not been adopted.

SIXTH:          The Corporation shall not be governed by Section 203 of the GCL.

SEVENTH:    Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the GCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the By-Laws of the Corporation.

EIGHTH:       Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the GCL, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the GCL, order a meeting of the creditors or class of creditors of this Corporation, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three- fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH:        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the By-Laws or the laws of the State of Delaware, and all rights herein conferred upon stockholders, directors and officers arc granted subject to such reservation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be duly executed this 12th day of June, 1996.

REVLON INTERNATIONAL CORPORATION

BY:

	Name:	Robert K. Kretzman
	Title:	Vice President and Secretary

ATTEST
BY:

	Name:	Annamarie DellaFave
	Title:	Assistant Secretary

CERTIFICATE OF OWNERSHIP AND MERGER

Of

RIT INC.

(A Delaware corporation)

Into

REVLON INTERNATIONAL CORPORATION

(A Delaware corporation)

Pursuant to Section 253

of the General Corporation Law of the State of Delaware

IT IS HEREBY CERTIFIED THAT:

1.  REVLON INTERNATIONAL CORPORATION (herein the “Company”) is a corporation of the State of Delaware.

2.  RIT INC. (herein the “Subsidiary”) is a corporation of the State of Delaware.

3.  The Company is the owner of all of the outstanding shares of stock of the Subsidiary.

4.  The Company hereby merges the Subsidiary into the Company.

5.  The following is a copy of the resolutions adopted by unanimous written consent of the Board of Directors of the Company as of June 30, 2005 to merge the Subsidiary into the Company:

WHEREAS, REVLON INTERNATIONAL CORPORATION (herein the “Company”) is the owner of all of the outstanding shares of stock of RIT INC. (herein the “Subsidiary”); and

WHEREAS, the Board of Directors of the Company, having deemed the merger advisable, desires to merge the Subsidiary into the Company pursuant to the provisions of the General Corporation Law of the State of Delaware (the “Merger”).

NOW THEREFORE BE IT

RESOLVED THAT the Subsidiary be merged into the Company and that all of the estate, property, rights, privileges, powers and franchises of the Subsidiary be vested in and held and enjoyed by the Company as fully and entirely and without change or diminution as the same were before held and enjoyed by the Subsidiary in its name.

RESOLVED THAT the Company assumes all of the obligations and liabilities of the Subsidiary, including, without limitation, any liability of the Subsidiary for franchise taxes due to the State of Delaware.

RESOLVED THAT any officer of the Company be, and each of them is, hereby authorized and directed to make and execute a certificate of ownership and merger setting forth a copy of the resolutions of the Board of Directors of the Company relating to the Merger and the date of adoption thereof, and to file the same in the office of the Secretary of State of the State of Delaware.

RESOLVED THAT the effective date of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be July 1, 2005, and that, insofar as the General Corporation Law of the State of Delaware shall govern the same, said date shall he the effective date of the Merger.

RESOLVED THAT the proper officers of the Company are hereby authorized, empowered and directed to do any and all acts, and to make, execute, file and/or record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect the Merger.

Executed on June 30, 2005

REVLON INTERNATIONAL CORPORATION

By:

Michael T. Sheehan
Vice President and Assistant Secretary